Exhibit 10.1



                           The Middleby Corporation
                            1400 Toastmaster Drive
                             Elgin, Illinois 60120



                                                             June 9, 2005




A. Don Lummus

Dear Don:

                  This letter agreement will confirm the agreement between you and The Middleby Corporation (the "Company") in connection with your receipt of benefits under the Company's Retirement Plan for Independent Directors (the "Plan").

                  The Company hereby acknowledges that the Board of Directors (the "Board") of the Company has waived the retirement age requirement with respect to your retirement from the Board on May 11, 2005, thus entitling you to receive full benefits under the Plan.

                  The parties hereto agree that promptly after the execution of this letter agreement, the Company shall pay you $200,000 in full and final satisfaction of the Company's obligations to you under the Plan. You hereby agree that the payment by the Company to you of such amount shall constitute the full and final satisfaction of the Company's obligations to you under the Plan.

                           [Signature page follows.]

                  Please indicate your agreement to the foregoing by signing in the space provided below and returning an executed copy of this letter to the undersigned.

                                               Very truly yours,


                                               THE MIDDLEBY CORPORATION


                                                By:  /s/ Timothy J. FitzGerald
                                                     ---------------------------
                                                Name:   Timothy J. FitzGerald
                                                Title:  Vice President and Chief
                                                        Financial Officer

Agreed to and accepted as of
the date first written above:


By: /s/ A. DON LUMMUS
    ---------------------------
    A. DON LUMMUS, individually